Unifi, Inc.

For the First Quarter Ended
September 23, 2012

Conference Call
Slide Presentation

Cautionary Statement

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the financial condition and results of operations of Unifi, Inc. (the "Company") that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, the success of our subsidiaries, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

Net Sales and Gross Profit Highlights

(Amounts in Thousands, Except Percentages)

	Quarter over Quarter September 23, 2012 vs. September 25, 2011 Volume	Price
Net Sales:		
Polyester	1.3%	(0.7%)
Nylon	(1.7%)	(0.6%)
International	23.9%	(17.7%)
Consolidated	6.7%	(5.6%)

	For the Quarters Ended			
	September 23, 2012		September 25, 2011	
Gross Profit:				
Polyester	$	8,207	$	3,690
Nylon		4,070		4,351
International		5,743		3,789
Consolidated	$	18,020	$	11,830

Income Statement Highlights

(Amounts in Thousands, Except Percentages)

	For the Quarters Ended					
	September 23, 2012			September 25, 2011		
Net sales	$	172,900	100.0%	$	171,013	100.0%
Gross profit		18,020	10.4%		11,830	6.9%
Selling, general and administrative expense		11,147	6.4%		10,371	6.1%
Operating income		6,182	3.6%		1,295	0.8%
Interest expense		1,444			4,380	
Equity in earnings of unconsolidated affiliates		(671)			(3,459)	
Net income attributable to Unifi, Inc.		2,294	1.3%		286	0.2%
Adjusted EBITDA		13,825	8.0%		8,142	4.8%

Reconciliations of Net Income to Adjusted EBITDA

(Amounts in Thousands)

	For the Quarters Ended	
	September 23, 2012	September 25, 2011
Net income attributable to Unifi, Inc.	$ 2,294	$ 286
Provision for income taxes	3,233	273
Interest expense, net	1,320	3,733
Depreciation and amortization expense	6,333	6,561
EBITDA	13,180	10,853
Loss on extinguishment of debt	242	462
Non-cash compensation expense, net	621	243
Other	453	43
Adjusted EBITDA including equity affiliates	14,496	11,601
Equity in earnings of unconsolidated affiliates	(671)	(3,459)
Adjusted EBITDA	$ 13,825	$ 8,142

Equity Affiliates Highlights

(Amounts in thousands, Except Percentages)

	For the Quarters Ended	
	September 23, 2012	September 25, 2011
Earnings (Loss):		
Parkdale America (34%)	$ 42	$ 3,827
Other	629	(368)
Total	$ 671	$ 3,459
Distributions:		
Parkdale America (34%)	$ 2,224	$ 2,005
Other	-	-
Total	$ 2,224	$ 2,005

UNIFI®

Working Capital Highlights

(Amounts in Thousands)

	September 23, 2012	June 24, 2012	June 26, 2011
Receivables, net	$ 95,549	$ 99,236	$ 99,815
Inventory	116,710	112,750	134,883
Accounts payable	(44,569)	(48,541)	(42,842)
Accrued expenses	(10,785)	(14,004)	(15,595)
Adjusted working capital	$ 156,905	$ 149,441	$ 176,261
Adjusted working capital	$ 156,905	$ 149,441	$ 176,261
Cash	12,592	10,886	27,490
Other current assets	13,326	15,125	11,881
Accrued interest	(309)	(398)	(1,900)
Other current liabilities	(7,664)	(8,569)	(763)
Working capital	$ 174,850	$ 166,485	$ 212,969

Cash and Liquidity Highlights

(Amounts in Thousands)

	September 23, 2012	June 24, 2012	June 26, 2011
Cash	$ 12,592	$ 10,886	$ 27,490
Revolver Availability, Net	30,226	37,122	51,734
Total Liquidity	$ 42,818	$ 48,008	$ 79,224
2014 Notes	$ -	$ -	$ 133,722
Revolver	-	-	34,600
ABL Revolver	54,500	51,000	-
ABL Term	48,200	50,000	-
Term B Loan	16,000	20,515	-
Other	1,250	37	342
Total Debt	$ 119,950	$ 121,552	$ 168,664
Cash	12,592	10,886	27,490
Net Debt	$ 107,358	$ 110,666	$ 141,174

UNIFI®

Key Dates

6th Annual Investor Update Meeting

- Tuesday, October 30, 2012 9:00 a.m. to 11:00 a.m.
- New York Palace Hotel, NY, NY
- Contact: Rebecca Landas
  - (336) 316-5676
  - rlandas@unifi.com

Form 10-Q for the quarter ended September 23, 2012

- To be filed on Friday, November 2, 2012

Quiet period for quarter ended December 23, 2012

- Begins on Friday, December 21, 2012
- Extends through our Earnings Release Conference Call
  - Expected to be Wednesday, January 23, 2013

Non-GAAP Financial Measures

Included in this presentation are certain non-GAAP financial measures designed to complement the financial information presented in accordance with generally accepted accounting principles in the United States of America ("GAAP") because management believes such measures are useful to investors.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA

EBITDA represents net income or loss attributable to Unifi, Inc. before income tax expense, net interest expense, and depreciation and amortization expense (excluding interest portion of amortization). Adjusted EBITDA including equity affiliates represents EBITDA adjusted to exclude non-cash compensation expense net of distributions, gains or losses on extinguishment of debt, and certain other adjustments. Other adjustments include gains or losses on sales or disposals of property, plant and equipment, currency and derivative gains or losses, and certain other operating or non-operating income or expense items. Adjusted EBITDA represents Adjusted EBITDA including equity affiliates adjusted to exclude equity in earnings and losses of unconsolidated affiliates. We present Adjusted EBITDA as a supplemental measure of our operating performance and ability to service debt. We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and in measuring the ability of issuers to meet debt service obligations.

EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA are alternative views of performance used by management and we believe that investors' understanding of our performance is enhanced by disclosing these performance measures. Our management uses Adjusted EBITDA: (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) unusual items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is also a key performance metric utilized in the determination of variable compensation.

We believe that the use of EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA as operating performance measures provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense decreases as deductible interest expense increases; depreciation and amortization are non-cash charges. Equity in earnings and losses of unconsolidated affiliates is excluded because such earnings or losses do not reflect our operating performance. The other items excluded from Adjusted EBITDA are excluded in order to better reflect the performance of our continuing operations.

In evaluating EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA including equity affiliates and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. EBITDA, Adjusted EBITDA including equity affiliates, and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Non-GAAP Financial Measures - continued

Each of our Adjusted EBITDA and Adjusted EBITDA including equity affiliates measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

- it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
- it does not reflect changes in, or cash requirements for, our working capital needs;
- it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;
- although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA (or our Adjusted EBITDA including equity affiliates) measure does not reflect any cash requirements for such replacements;
- it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
- it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations;
- it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and
- other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, neither of Adjusted EBITDA or Adjusted EBITDA including equity affiliates should be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information.